                                                                   EXHIBIT 10.11

                          Asset Acquisition Agreement

          This Agreement is to be made effective on June 30, 1999 (the "Effective Date") between NetHealth.com, Inc., a California corporation ("Assignor") and PlanetRx.com, Inc., a Delaware corporation ("Assignee") with respect to the following facts:

                                   Recitals

          A. Assignor is the beneficial owner of the Internet domains listed on Exhibit A hereto (collectively "Domains"), with full legal rights to register
   ---------
same in its own name or that of its nominee (s).

          B. Assignor is also the beneficial owner, with the same re-registration rights, of certain trademark/service mark registrations (listed on Exhibit A hereto) and certain common law trademark/service mark rights in the
---------
Domains (collectively "Trademarks").

          C. Assignor owns the content and end user information (including e-mail addresses) available at the Domains and also the content and end user information (including e-mail addresses) available at the aids.com, arthritis.com, birth.com, cancer.com, cholesterol.com, depression.com, diabetes.com, obesity.com, nursing.com, pharmacist.com, physicians.com domains (the "Content").

          D. Assignor has agreed to assign the Domains, Trademarks (and associated goodwill) and Content, on the terms set forth below.

          E. The parties intend, by executing this Agreement, to cause the assignment of the Domains, Trademarks and Content and to qualify as a reorganization under the provisions of Sections 368 of the Internal Revenue Code of 1986, as amended (the "Code"). By executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Code.

                                   Agreement

1.   Assignment. Assignor hereby assigns, transfers and conveys to Assignee all
     ----------
right, title and interest in the Domains, the InterNic (or other relevant body) registrations of the same, the Trademarks (including all associated goodwill) and Content. Assignor further waives all claims it has to the Domains, Trademarks, and Content and agrees to cease all use of the same, and to require such waiver and cessation by Epicenter Communications.

2.   Consideration.  In consideration of the assignments set forth in section 1
     -------------
hereof and Assignor's representations, warranties and covenants made hereunder:

     a.   Issuance of Stock.  Assignee shall issue to Assignor 342,000 shares of
          -----------------
Assignee's Common Stock (the "Shares").

     b.   Revenue Participation. Subject to the final sentence in this Section 2
          ---------------------
(b), for a period of two years from the Effective Date, Assignee shall pay to Assignor or its nominee an amount equal to fifty percent (50%) of any revenues received by Assignee, directly from the use and/or exploitation of the Alzheimers.com domain, including but not limited to sublicense fees or royalties, domain sponsorship revenues, and advertising revenues (collectively, the "Domain Revenues"). The Domain Revenues shall be due to Assignee on a quarterly basis. Notwithstanding anything else herein, Assignee's maximum payment due to Assignor hereunder for Assignor's share in the Domain Revenues shall be limited to One Hundred Fifty Thousand Dollars ($150,000.00) per calendar year, and upon payment of such $150,000 per year, Assignor or its nominee, Assignee shall thereafter be entitled to retain all further Domain Revenues for the relevant year and no further payments shall be due to Assignor hereunder.

     c.   Records; Rights of Inspection.  Assignee shall keep accurate records
          -----------------------------
relating to the payments due to Assignor hereunder to the extent necessary and useful in calculating the Domain Revenues due to Assignor. For two (2) years after the Effective Date, upon not less than thirty (30) days' prior notice, such records shall be open for inspection by a mutually agreed upon certified public accountant in order to confirm Assignee's compliance with its payment obligations described in Section 2(b) above. Such inspections shall be during normal business hours and shall be at Assignor's expense, unless such inspection discloses an underpayment of 5% or greater in which case Assignee shall be responsible for such costs.

3.   Further Assurances. Assignor shall assist Assignee in every proper way to
     ------------------
evidence, record and perfect the assignments described in Section 1 above and to perfect, obtain, maintain, enforce, and defend the rights assigned. For example, Assignor agrees that it will immediately cause the record owner of the Domains (Epicenter Communications) to apply for and effect re-registration of the Domains and Trademarks in Assignee's name according to InterNic's (or other relevant body's) current policy.

4.   Representations; Warranties.  Assignor represents and warrants to the
     ---------------------------
Assignee that:

     a. Assignor is the sole beneficial owner (other than the Assignee) of all rights, title and interest in the Domains, Trademarks and Content, subject only to the following:

          (i) With respect to the Content that is available on alzheimers.com, depression.com, diabetes.com and obesity.com domains as of the Effective Date of this Agreement and which is contributed by Michael Castleman, this right is subject to the limited license granted to Michael Castleman, respecting such Content to incorporate portions of such Content solely in certain printed publications prepared by Michael Castleman, which use shall give appropriate reference to PlanetRx as the owner of such Content; and

          (ii) With respect to the infertility.com and fertility.com Domains, such right is subject to the restrictions specified in Exhibit B.

     b. After the Effective Date, Assignor will discontinue all further use of the Domains, Trademarks and Content.

     c. Assignor has full power and authority to enter into this Agreement, and this Agreement constitutes Assignor's valid and legally binding obligation, enforceable in accordance with its terms.

     d. This Agreement is made with Assignor in reliance upon Assignor's representation to Assignee, which by Assignor's execution of this Agreement Assignor hereby confirms, that the Shares to be received by Assignor will be acquired for investment for Assignor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Assignor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Assignor further represents that Assignor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     e. Assignor believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. Assignor further represents that it has had an opportunity to ask questions and receive answers from Assignee regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Assignee.

     f. Assignor acknowledges that it has relied on its own tax advisors for the advice regarding the tax consequences of the transactions contemplated by this Agreement and has not received tax advice with respect thereto from the Assignee or any of its officers, employees, or agents.

     g. Assignor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of the assignments provided for herein and the investment in the Shares. Assignor also represents it has not been organized for the purpose of acquiring the Shares.

     h. Assignor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     i. Assignor understands that the Shares it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Assignee in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     j. Without in any way limiting the representations set forth above, Assignor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, provided and to the extent this Section are then applicable, and:

          A. There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          B. (i) Assignor shall have notified Assignee of the proposed disposition and shall have furnished Assignee with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Assignee, Assignor shall have furnished Assignee with an opinion of counsel, reasonably satisfactory to Assignee, that such disposition will not require registration of such shares under the Act. It is agreed that Assignee will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     k. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     l. Other than the Domains, Trademarks and Content, no assets or liabilities of Assignor shall be transferred to Assignee, including, but not limited to, any and all liabilities, direct or indirect, contingent or otherwise, of Assignor. Assignor shall indemnify and hold harmless Assignee and its transferees, successors and assigns for any liabilities, contingent or otherwise, associated with the Domains, Trademarks and Content, or otherwise associated with the business of Assignor.

5.   "Market Stand-Off" Agreement.  Assignor hereby agrees that it will not,
      ---------------------------
without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to Assignee's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of Assignee or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Assignor or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6.   Miscellaneous. This Agreement shall be construed pursuant to the laws of
     -------------
the State of California without regard to conflicts of laws provisions thereof. In the event of a dispute hereunder which the parties are not able themselves to settle, either party may refer such dispute to binding arbitration before the JAMS/ENDISPUTE tribunal in San Francisco, CA and the award issued in such proceeding may be enforced in any court of competent jurisdiction. The prevailing party in such arbitration or enforcement proceeding shall be awarded its costs thereof, including reasonable attorneys' fees.

NetHealth.com                    PlanetRx.com, Inc.

By:                               By:
   Matthew Naythons, President      William J. Razzouk, Chairman & CEO

Epicenter Communications

By:
Matthew Naythons, President

Exhibit A

LIST OF DOMAINS

                                   Acne .com
                                Alzheimers.com
                                Alzheimers.net
                                 Anorexia.com
                                 Epilepsy.com
                                 Fertility.com
                                Hepatitis-B.net
                                Hepatitis-C.net
                                 Hepatitis.com
                               Hypertension.com
                                 Impotence.com
                                Infertility.com
                                Osteopathy.com
                                Parkinsons.com
                                 Podiatry.com
                                Pollenwatch.com
                                 Prenatal.com
                                   Rxnet.com
                                 Sportsdoc.com
                                  Stroke.com



                 List of Trademark/Service Mark Registrations


                      Alzheimers.com, Reg. No. 2,076,603

                                   Exhibit B
                                   ---------

Until May 12, 2004, for the domain names "fertility.com" and "infertility.com" listed above ("Restricted Domains"), (a) eToys, Inc. has a right of first refusal with respect to any sale, transfer, license, lease, mortgage or other disposition of the Restricted Domains; and (b) the Company is prevented from selling, transferring, licensing, leasing, mortgaging, or otherwise disposing in whole or in part the Restricted Property to Amazon.com, Toys-R-Us, iVillage, Time-Warner, Lamaze, or any of their respective subsidiaries, affiliates, or related parties or investors, or any other person or party that is engaged in the business of advertising, marketing, promotion, publishing, distributing and selling products, services, publications, information and content about or related to babies, infants, toddlers, children, parents, and families through the medium of the Internet and selling advertising and promotional opportunities on its web sites.